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

                                                                       EXHIBIT 3
                                                                     Page 1 of 2
                               CSW CREDIT, INC.
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE BALANCES
                              USING 50% RESTRICTION
                                   (Thousands)

                                                       Twelve Months                Twelve Months                 Twelve Months
                                                           Ended                        Ended                         Ended
                                                       April 30, 2000                 May 31, 2000                June 30, 2000
                                                   -----------------------     -------------------------   -------------------------
           AFFILIATES

---------------------------------
CPL                                                         $     137,492                 $     136,866                $     138,443
PSO                                                                                                                           78,344
                                                                   77,316                        77,129
SWEPCO                                                                                           95,705                       95,547
                                     95,480

WTU                                                                40,546                        40,777                       40,610
CSP                                                                     0                             0                       10,021
I&M                                                                     0                             0                        6,172
KP                                                                      0                             0                        1,700
OPC                                                                     0                             0                        8,399
                                                   -----------------------     -------------------------   -------------------------

                                 Total Affiliates:          $     350,834                 $     350,477                $     379,236
                                                   =======================     =========================   =========================

         NON-AFFILIATES

---------------------------------
Texas - New Mexico Power                                     $     56,520                  $     56,417                $      56,472
 Reliant Energy HL&P                                                                                                         429,445
                                                                  432,074                       435,268
                                                   -----------------------     -------------------------   -------------------------

                                                            $     488,594                  $    491,685                $     485,917
                                                   -----------------------
                                                                               -------------------------   -------------------------
 Reliant Energy HL&P Receivables sold to

    Third parties                                                       0                             0                            0
                                                   -----------------------     -------------------------   -------------------------

                             Total Non-Affiliates:          $     488,594                  $    491,685                $     485,917
                                                   =======================     =========================   =========================

Over/(Under) 50% Restriction                                            $                  $    141,208                $     106,681
                                     137,760

                                                   =======================     =========================   =========================





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





                                                                       EXHIBIT 3
                                                                     Page 2 of 2
                  AVERAGE MONTHLY ACCOUNTS RECEIVABLE PURCHASES

                        USING TEMPORARY RELIEF PROVISIONS

                                   (Thousands)

                                                       Twelve Months               Twelve Months                  Twelve Months
                                                           Ended                       Ended                          Ended
                                                       April 30, 2000               May 31, 2000                  June 30, 2000
                                                   -----------------------     -----------------------     -------------------------

OTHER NON-AFFILIATES:

Texas - New Mexico Power                                     $     43,208                $     42,944                     $   43,919
Temporary Relief Provision                                                                                                   100,000
                                                                  100,000                     100,000
                                                                               -----------------------
                                                   -----------------------                                 -------------------------
Over/(Under) Temporary Relief Provision                     $    (56,792)               $    (57,056)                    $  (56,081)
                                                   =======================     =======================     =========================

Reliant Energy HL&P                                          $    365,343                $    367,905                     $ 369,957
Temporary Relief Provision                                                                                                  450,000
                                                                  450,000                     450,000
                                                   -----------------------     -----------------------     ------------------------
Over/(Under) Temporary Relief Provision                      $   (84,657)               $    (82,095)                    $  (80,043)
                                                   =======================     =======================     =========================
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





                                                        CSW CREDIT, INC.
                                                      BAD DEBT WRITE-OFFS
                                                          (Thousands)



                                                       April 30, 2000               May 31, 2000              June 30, 2000
                                                    ----------------------     -----------------------   ------------------------

NON-AFFILIATES

--------------------------------

 Texas - New Mexico Power                                   $ 111                       $113                                 $ 86
 Reliant Energy HL&P                                         413                        694                                  386
                                                    ----------------------     -----------------------   ------------------------

                              Total Non-Affiliates:        $ 523                       $807                                 $472

                                                    ======================     =======================   ========================
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